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                                                                       EXHIBIT 1

                       SCHEDULE 13D JOINT FILING AGREEMENT

         In accordance with the requirements of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, and subject to the limitations set forth therein, the parties set forth below agree to jointly file the Schedule 13D to which this joint filing agreement is attached and any amendments thereto, and have duly executed this joint filing agreement as of the date set forth below.

Date: April 19, 2004
                                    TBA HOLDINGS, LLC

                                    By: /s/ Michael B.Cowan
                                        ----------------------------------------
                                    Name: Michael B. Cowan
                                    Its: Vice Presdient

                                    JHW GREENTREE CAPITAL, L.P.

                                    By: JHW Greentree Capital GP, LLC

                                    By: /s/ Daniel J. O'Brien
                                        ----------------------------------------
                                    Name: Daniel J. O'Brien
                                    Its:  Managing Member


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                                    IRVING AZOFF

                                    /s/ Irving Azoff
                                    --------------------------------------------

                                    ROBERT GEDDES

                                    /s/ Robert Geddes
                                    --------------------------------------------








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